Exhibit 99.1

Intellinetics, Inc. Announces Appointment of William Cooke as Chairman of the Board

Columbus, Ohio: October 5, 2021: Intellinetics, Inc., (OTCQB:INLX) a complete content management solutions provider, welcomes Mr. William Cooke as the company’s newly appointed Chairman of the Board effective October 1, 2021 and succeeds the late Robert Schroeder, who served as Chairman until September 2021.

“We are honored to welcome Bill Cooke as Chairman of our Board of Directors,” stated James DeSocio, CEO of Intellinetics, Inc. “Bill’s robust leadership experience will be invaluable to Intellinetics as we continue to grow our business and pursue our goals to be a trusted, document management solutions.”

“I have been working with Intellinetics for a number of years on their M&A execution and strategy. I look forward to officially joining their board as chairman,” stated Bill Cooke.

Bill joined Taglich Brothers, Inc., a New York-based full-service brokerage firm that specializes in placing and investing in private equity transactions for small public companies, in 2012 and participates in sourcing, evaluating, and executing new investments as well as monitoring existing investments.

Prior to joining Taglich Brothers, he was a Managing Director of Glenwood Capital LLC from 2010 to 2012, where he advised middle-market clients on capital raising and mergers and acquisitions.

From 2001 to 2009, Bill sourced, evaluated and executed mezzanine transactions for The Gladstone Companies and BHC Interim Funding II, L.P. Before entering the private equity industry, Bill served as a securities analyst primarily covering the automotive and industrial sectors for ABN AMRO Incorporated and McDonald and Company Securities, Inc.

Bill received his Bachelor of Arts degree from Michigan State University and Master of Business Administration degree from the University of Michigan. He is a Chartered Financial Analyst and a member of the Board of Unique Fabricating, Inc., Racing & Performance Holdings, LLC and a former member of the board of directors of APR, LLC.

About Intellinetics, Inc.

Intellinetics, Inc. (OTCQB: INLX) empowers organizations to manage, store and protect their important documents and data. The company offers its IntelliCloudTM content management platform, in addition to business process outsourcing (BPO), document and micrographics scanning services, and records storage. Intellinetics guides companies through the digital transformation process to reduce risk, strengthen compliance and enable anytime, anywhere access to mission critical forms and documents.

From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Learn how Intellinetics made a positive business impact within various organizations: https://www.intellinetics.com/case-studies/

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K, quarterly report on Form 10-Q, as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.